Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2015 Fourth Quarter and Year-End Results

SCOTTSDALE, ARIZ. - December 1, 2015 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the fourth quarter ended September 30, 2015 of $90.7 million, a 4.9% percent decrease from $95.3 million for the fourth quarter of the prior year. Including the impact of a $12.4 million goodwill impairment charge, net loss for the fourth quarter ended September 30, 2015 was $9.8 million, or a loss of 41 cents per diluted share, compared to net income of $1.6 million, or 6 cents per diluted share, for the fourth quarter ended September 30, 2014.

Revenues for the year ended September 30, 2015 were $362.7 million, a 4.2% percent decrease from $378.4 million for the year ended September 30, 2014. Net loss for the year ended September 30, 2015 was $9.1 million, or a loss of 38 cents per diluted share, compared to net income of $2.0 million, or 8 cents per diluted share, for the year ended September 30, 2014.

Goodwill impairment expense of $12.4 million (pre-tax) impacted diluted loss per share by approximately 32 cents for the quarter and year ended September 30, 2015. Our new campus in Long Beach, which opened during the fourth quarter, impacted earnings by $2.8 million (pre-tax) or 8 cents per diluted share for the quarter and $4.6 million (pre-tax) or 12 cents per diluted share for the year ended September 30, 2015.

“Our performance in the fourth quarter reflected the economic, regulatory and reputational headwinds our industry faces, but also our continued confidence in our business and our willingness to invest for the long term,” said Kim McWaters, UTI’s chairman and CEO. “The strong launch at our Long Beach campus continues to reinforce our new campus strategy and we remain committed to investing in rebuilding our student population and delivering quality education and strong student outcomes. We are confident that these investments can help us counteract the challenges of today and deliver growth for the future.”

Student Metrics

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2015	2014	2015	2014
	(Rounded to hundreds)
Total starts	6,000	6,400	12,400	13,600
Average undergraduate full-time student enrollment	12,800	13,900	13,200	14,400
End of period undergraduate full-time student enrollment	14,200	15,500	14,200	15,500

Fourth Quarter Operating Performance

For the fourth quarter of 2015, revenues were $90.7 million, a 4.9% percent decrease from $95.3 million for last year's fourth quarter. The decrease in revenues primarily related to a decrease of 7.9 percent in average undergraduate full-time student enrollment. The decrease was partially offset by an increase in tuition rates. During the fourth quarter of 2015 and 2014, tuition excluded $4.6 million and $4.8 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the fourth quarter of 2015 were $13.2 million and 14.6 percent, respectively, compared to operating income and margin of $3.9 million and 4.1 percent, respectively, in the same period last year. The decreases were primarily attributable to the decline in revenues, goodwill impairment expense and an increase in advertising expense, partially offset by a decrease in compensation expense. Excluding the impact of goodwill impairment expense and the Long Beach campus opening, operating income and margin were $1.8 million and 2.0% for the fourth quarter of 2015.

Earnings before interest, taxes, depreciation and amortization and goodwill impairment (adjusted EBITDA) for the fourth quarter of 2015 was $4.0 million compared to $9.2 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Year Operating Performance
Revenues for the year ended September 30, 2015 were $362.7 million, a 4.2% percent decrease from $378.4 million for the year ended September 30, 2014. Tuition excluded $21.1 million and $23.2 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the year ended September 30, 2015 were $9.2 million and 2.5 percent, respectively, compared to operating income and margin $6.3 million and 1.7 percent, respectively, for the year ended September 30, 2014. The decreases in operating income and margin were primarily attributable to the decline in revenues, goodwill impairment expense and an increase in advertising expense, partially offset by decreases in compensation costs, bad debt expense and contract services expense. Excluding the impact of goodwill impairment expense and the Long Beach campus opening, operating income and margin were $7.6 million and 2.1% for the year ended September 30, 2015.

Adjusted EBITDA for the year ended September 30, 2015 was $24.1 million compared to $29.1 million for the year ended September 30, 2014. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $59.2 million at September 30, 2015, compared to $96.1 million at September 30, 2014. At September 30, 2015, shareholders' equity totaled $113.5 million as compared to $133.2 million at September 30, 2014. We paid cash dividends of $0.10 per common share in December 2014 and March and June 2015 for an aggregate payment of approximately $7.3 million. Additionally, we declared a dividend of $0.02 per common share in September 2015, payable in October 2015, totaling $0.5 million.

We purchased 104,318 shares of stock during the three months ended September 30, 2015 at an average price per share of $4.75 for a total cost of approximately $0.5 million pursuant to the previously announced share repurchase plan. We purchased 852,318 shares of stock during the year ended September 30, 2015 at an average price per share of $7.73 for a total cost of approximately $6.6 million.

Cash flow provided by operating activities was $8.4 million for the three months ended September 30, 2015, compared to $17.2 million for the three months ended September 30, 2014. Cash provided by operating activities was $8.2 million for the year ended September 30, 2015 compared to $27.1 million for the year ended September 30, 2014.

2016 Outlook
For the year ending September 30, 2016, we expect new student starts to be up in the low single digits, however, given the number of students currently in school and the timing of the anticipated start growth, we expect our average student population to be down in the mid to high single digits as a percentage compared with the year ended September 30, 2015.  While annual tuition increases will slightly offset the decline in average students, we expect revenue to decline approximately two percent. To support new student growth for this year and next, we will continue to invest in growth opportunities during the year which will result in lower operating income and minimal levels of EBITDA. Capital expenditures are expected to be approximately $19.5 million to $20.5 million for the year ending September 30, 2016. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call
Management will hold a conference call to discuss the 2015 fourth quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through December 10, 2015 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10076058.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 190,000 graduates in its 50-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Revenues	$90,653	$95,313	$362,674	$378,393
Operating expenses:
Educational services and facilities	50,753	49,440	194,416	200,054
Selling, general and administrative	40,772	41,993	165,124	172,002
Goodwill impairment	12,357	—	12,357	—
Total operating expenses	103,882	91,433	371,897	372,056
Income (loss) from operations	(13,229)	3,880	(9,223)	6,337
Other income:
Interest expense, net	(661)	(507)	(2,125)	(1,624)
Equity in earnings of unconsolidated affiliate	134	128	527	471
Other income (expense)	(159)	(9)	140	563
Total other expense, net	(686)	(388)	(1,458)	(590)
Income (loss) before income taxes	(13,915)	3,492	(10,681)	5,747
Income tax expense (benefit)	(4,092)	1,908	(1,532)	3,710
Net income (loss)	$(9,823)	$1,584	$(9,149)	$2,037
Other comprehensive income (net of tax):
Equity interest in investee's unrealized gains on hedging derivatives, net of taxes	1	—	20	—
Comprehensive income (loss)	(9,822)	1,584	(9,129)	2,037
Earnings (loss) per share:
Net income (loss) per share - basic	$(0.41)	$0.06	$(0.38)	$0.08
Net income (loss) per share - diluted	$(0.41)	$0.06	$(0.38)	$0.08
Weighted average number of shares outstanding:
Basic	24,134	24,638	24,391	24,640
Diluted	24,134	24,965	24,391	24,920
Cash dividends declared per common share	$0.02	$0.10	$0.32	$0.40

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Sept. 30, 2015	Sept. 30, 2014
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$29,438	$38,985
Restricted cash	5,824	6,544
Investments, current portion	28,086	45,906
Receivables, net	22,409	12,118
Deferred tax assets, net	4,539	7,470
Prepaid expenses and other current assets	17,761	16,509
Total current assets	108,057	127,532
Investments, less current portion	1,719	11,257
Property and equipment, net	124,144	106,927
Goodwill	8,222	20,579
Deferred tax assets, net	20,248	11,923
Other assets	11,912	9,851
Total assets	$274,302	$288,069

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$42,620	$38,827
Dividends payable	485	—
Deferred revenue	44,693	46,365
Accrued tool sets	3,624	3,806
Construction liability	—	1,252
Financing obligation, current	737	5,234
Income tax payable	1,187	4,336
Other current liabilities	3,148	2,515
Total current liabilities	96,494	102,335
Deferred rent liability	10,822	10,323
Financing obligation	44,053	32,478
Other liabilities	9,458	9,741
Total liabilities	160,827	154,877

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,098,193 shares issued and 24,233,296 shares outstanding as of September 30, 2015 and 30,838,460 shares issued and 24,825,881 shares outstanding as of September 30, 2014	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	178,202	174,376
Treasury stock, at cost, 6,864,897 shares as of September 30, 2015 and 6,012,579 as of September 30, 2014	(97,388)	(90,769)
Retained earnings	32,638	49,582
Accumulated other comprehensive income	20	—
Total shareholders’ equity	113,475	133,192
Total liabilities and shareholders’ equity	$274,302	$288,069

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended Sept. 30,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(9,149)	$2,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,294	18,923
Amortization of assets subject to financing obligation	1,861	1,551
Amortization of held-to-maturity investments	1,627	2,393
Goodwill impairment	12,357	—
Bad debt expense	1,589	3,972
Stock-based compensation	4,265	5,721
Excess tax benefit from stock-based compensation	—	(85)
Deferred income taxes	(5,394)	(4,050)
Equity in earnings of unconsolidated affiliate	(527)	(471)
Training equipment credits earned, net	(899)	(1,002)
Loss on disposal of property and equipment	24	402
Changes in assets and liabilities:
Restricted cash: Title IV credit balances	60	230
Receivables	(11,443)	(2,701)
Prepaid expenses and other current assets	(1,065)	(767)
Other assets	(677)	(514)
Accounts payable and accrued expenses	2,705	(1,859)
Deferred revenue	(1,672)	(660)
Income tax payable/receivable	(3,149)	4,053
Accrued tool sets and other current liabilities	1,678	530
Deferred rent liability	(753)	(1,610)
Other liabilities	(490)	963
Net cash provided by operating activities	8,242	27,056
Cash flows from investing activities:
Purchase of property and equipment	(29,030)	(12,024)
Proceeds from disposal of property and equipment	3	42
Purchase of investments	(26,061)	(61,729)
Proceeds received upon maturity of investments	51,792	63,892
Capitalized costs for intangible assets	(453)	—
Return of capital contribution from unconsolidated affiliate	464	568
Restricted cash: proprietary loan program	607	49
Net cash used in investing activities	(2,678)	(9,202)
Cash flows from financing activities:
Payment of cash dividends	(7,310)	(9,875)
Repayment of financing obligation	(663)	(613)
Payment of payroll taxes on stock-based compensation through shares withheld	(519)	(1,639)
Excess tax benefit from stock-based compensation	—	85
Purchase of treasury stock	(6,619)	(1,423)
Net cash used in financing activities	(15,111)	(13,465)
Net (decrease) increase in cash and cash equivalents	(9,547)	4,389
Cash and cash equivalents, beginning of period	38,985	34,596
Cash and cash equivalents, end of period	$29,438	$38,985

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2015	2014	2015	2014
	(In thousands)
Net income (loss)	$(9,823)	$1,584	$(9,149)	$2,037
Interest expense, net	661	507	2,125	1,624
Income tax expense (benefit)	(4,092)	1,908	(1,532)	3,710
Depreciation and amortization	4,872	5,247	20,323	21,689
Goodwill impairment expense	12,357	—	12,357	—
Adjusted EBITDA	$3,975	$9,246	$24,124	$29,060

Reconciliation of Income (Loss) from Operations Impact of Goodwill Impairment and Long Beach Campus Opening

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2015	2014	2015	2014
	(In thousands)
Income (loss) from operations, as reported	$(13,229)	$3,880	$(9,223)	$6,337
Goodwill impairment expense	12,357	—	12,357	—
Long Beach loss from operations	2,666	—	4,433	—
Income from operations, adjusted for goodwill impairment and Long Beach campus opening	$1,794	$3,880	$7,567	$6,337
Operating margin, adjusted for goodwill impairment and Long Beach campus opening	2.0%	4.1%	2.1%	1.7%

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Earnings Per Share Impact of Goodwill Impairment Expense

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2015	2014	2015	2014
	(In thousands)
Net income (loss), as reported	$(9,823)	$1,584	$(9,149)	$2,037
Goodwill impairment expense	12,357	—	12,357	—
Less: tax effects of goodwill impairment	(4,720)	—	(4,720)	—
Net income (loss), adjusted for goodwill impairment	$(2,186)	$1,584	$(1,512)	$2,037

Diluted earnings (loss) per share, as reported	$(0.41)	$0.06	$(0.38)	$0.08
Diluted earnings (loss) per share, adjusted for goodwill impairment	$(0.09)	$0.06	$(0.06)	$0.08

Diluted weighted average shares outstanding	24,134	24,965	24,391	24,920

Reconciliation of Earnings Per Share Impact of Long Beach Campus Opening

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2015	2014	2015	2014
	(In thousands)
Net income (loss), as reported	$(9,823)	$1,584	$(9,149)	$2,037
Long Beach loss before income taxes	2,829	—	4,597	—
Less: tax effects of Long Beach loss before income taxes	(1,081)	—	(1,756)	—
Net income (loss), adjusted for Long Beach campus opening	$(8,075)	$1,584	$(6,308)	$2,037

Diluted earnings (loss) per share, as reported	$(0.41)	$0.06	$(0.38)	$0.08
Diluted earnings (loss) per share, adjusted for Long Beach campus opening	$(0.33)	$0.06	$(0.26)	$0.08

Diluted weighted average shares outstanding	24,134	24,965	24,391	24,920

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2015	2014	2015	2014
	(In thousands)
Salaries expense	$38,810	$39,918	$152,595	$160,244
Employee benefits and tax	6,810	7,764	28,864	31,452
Bonus expense	5	1,632	5,241	3,575
Stock-based compensation	1,291	1,400	4,265	5,721
Total compensation and related costs	$46,916	$50,714	$190,965	$200,992

Occupancy expense	$9,965	$9,547	$38,540	$38,720
Depreciation and amortization expense	$4,872	$5,246	$20,323	$21,689
Bad debt expense	$840	$1,103	$1,589	$3,972

Graduate Employment Rate

	Twelve Months Ended Sept. 30,
	2014	2013

Graduate employment rate	88%	88%
Graduates	9,900	10,600
Graduates available for employment	9,200	9,900
Graduates employed	8,100	8,700

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2013 to September 30, 2014 and October 1, 2012 to September 30, 2013, respectively, excluding graduates not available for employment because of continuing education, military service, health, incarceration, death or international student status.

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